EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Orbit International Corp.



We hereby consent to incorporation by reference in Registration Numbers 333-25979, 333-69410 and 333-122575 on Form S-8 of our report dated February 18, 2005 on the consolidated balance sheet of Orbit International Corp. and Subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which appear in the December 31, 2004 Annual Report on Form 10-KSB of Orbit International Corp.


GOLDSTEIN  GOLUB  KESSLER  LLP
New  York,  New  York

March  31,  2005